Exhibit 99.1

AspenBio Pharma's Human Appendicitis Blood Test Shows Strong Preliminary Results as Clinical Diagnostic Aid

Company Advances New AppyScore™ and AppyScreen™ Appendicitis Blood Tests for Emergency Rooms and Doctor's Offices

CASTLE ROCK, CO., January 16, 2007 — AspenBio Pharma, Inc. (OTC Bulletin Board: APNB:OB) an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for animals and humans, today reported on the development status of the company’s human appendicitis blood test and positive results from preliminary clinical trials. The company also reported that U.S. federal trademark applications have been filed for AppyScore and AppyScreen for the planned commercialization of two new human appendicitis blood tests.

AspenBio Pharma continues to make exciting progress in the development and testing of its two first-generation blood-based human diagnostic tests designed to rapidly help diagnose or rule out appendicitis in patients complaining of abdominal pain. AspenBio has created and optimized a specialized assay test to detect a marker in the blood associated with appendicitis and has tested this assay in several on-going research trials involving hundreds of human patients.

Preliminary results indicate that the company’s first-generation triage test is highly effective in identifying patients with acute appendicitis. This marker demonstrates a linear (or direct) correlation to the histopathologic severity of appendicitis. The test is especially accurate in patients 30 years of age and under, which is also the age group most commonly afflicted with appendicitis.

As a result of these positive developments, the company's R&D team is designing two separate appendicitis triage blood test systems. The primary test is the AppyScore system which is based on a blood test result scoring system designed to be used as an initial appendicitis triage test for patients entering an Emergency Room /urgent care facility complaining of abdominal pain. The scoring system is designed to quantify the blood marker level, which guides the physician in determining not only the presence but also the stage of appendicitis. Determining the stage of appendicitis helps the physician assess the level of possible danger and the potential for the appendix to burst causing complications of a life-threatening perforation.

The AppyScreen system is a second appendicitis screening test which is being developed as a point-of-care test designed specifically for use in a physician’s office. This rapid-screen qualitative blood test would be used by a primary care doctor to quickly screen and identify potential appendicitis patients — especially children and young adults — who should immediately go to the emergency room for further appropriate care that may include a more quantitative AppyScore test.

Appendicitis can advance rapidly. Delays in the diagnosis and care of appendicitis are associated with serious complications. After basic tests and examination, a CT scan is the most commonly used emergency room diagnostic method for ruling out appendicitis for patients with abdominal pain. Costing $1,500 to $3,000 per procedure, an estimated $4.5 to $9.0 billion is spent annually in the US on CT scans for this purpose. The scans can take more than four hours to complete and expose patients to ionizing radiation. While CT scans are still the current medical standard, CT diagnostic error rates are estimated to range between 15% and 40%, and a high percentage of CT scan results are simply inconclusive. The present approach contributes to a significantly large number of unnecessary appendicitis surgeries due to diagnostic errors.

Every year in the United States alone, approximately 6 million patients enter emergency rooms complaining of abdominal pain. About 700,000 of these patients are diagnosed with appendicitis and have emergency surgery to remove the appendix. However, due to diagnostic errors some 100,000 of these patients (or approximately one out of seven) who undergo this emergency surgery end up having a normal appendix removed.

In addition to involving other risks, hospital charges for such unnecessary (negative) appendectomies are estimated to give rise to hospital charges of approximately $1.5 billion annually in the US alone. Additionally, about 95,000 patients are not diagnosed correctly in time and suffer a potentially life-threatening perforation of the appendix requiring immediate and more complex emergency surgery. This also results in a more lengthy hospital stay, a longer recovery or treatment period, and substantially increased cost.

“When we first started our investigations to develop this blood test, our main goal was to be able to more accurately identify patients with appendicitis,” said Dr. John Bealer, a pediatric surgeon based in Denver Colorado and co-inventor of the test. “In initial clinical studies of patients with appendicitis, AppyScore has been impressively accurate at detecting appendicitis. False-negative results for AppyScore have been exceedingly rare and to date seen only in those cases with minimal histological evidence of appendicitis. This finding opens up the potential of two different roles for AppyScore in treating patients. For some patients, AppyScore could potentially be a stand-alone diagnostic test of appendicitis. For others, it could also be useful as a triage tool by determining which abdominal-pain patients are the best candidates for CT scanning. By both adding new diagnostic information and supplementing standard diagnostic methods, AppyScore could become very important for the 6 million patients annually who enter emergency rooms with abdominal pain.”

Appendicitis most frequently occurs in patients aged 10 to 30, but can affect all ages usually presenting as abdominal pain. While this first-generation test can be falsely-positive in some patients with other specific inflammatory diseases, these diseases are infrequent in people less than 30 years of age and generally are less of a diagnostic challenge than appendicitis.

Appendicitis is especially difficult to diagnose in children and young adults using a CT scan because of their low body fat. This lack of body fat results in very poor tissue differentiation on the CT scan. AspenBio Pharma’s new triage/diagnostic tests also have the potential to enhance overall safety by reducing the amount of radiation exposure in children from unnecessary CT scans. Adds Bealer, “Given these factors, we are particularly excited about what this triage test could mean for helping to diagnose or rule out the disease in the highest-risk appendicitis population of children and young adults.”

Based upon a potential annual emergency room/urgent care usage of 6 million tests and management’s estimates of a sales price of a few hundred dollars per test, the annual U.S. market potential for AppyScore and AppyScreen systems could exceed several hundred million dollars, with the international market potential at a multiple of that of the U.S.

“We believe that these two first generation triage tests will prove to be very cost-effective and welcomed innovations for emergency room physicians who must quickly and correctly diagnose or rule out appendicitis,” said Richard Donnelly, AspenBio Pharma’s president and CEO. “Rarely do you find a new healthcare technology that is faster, more accurate, and much less expensive than current techniques. These blood-based tests can potentially save the US healthcare system and insurance providers billions of dollars in reduced numbers of CT scans alone. Consequently, the AppyScore and AppyScreen tests have legitimate blockbuster sales potential in the human medical markets worldwide.”

Beginning in 2004, AspenBio commenced the establishment of an intellectual property portfolio for the appendicitis testing technology and products. The company has filed for worldwide patent coverage related to several aspects of the initial discovery and various test applications. Further enhancement and expansion of the proprietary patent position is ongoing with respect to the scope of protection for the company’s first generation and future generation versions of tests. Strong scientific and technical progress remain the basis for these innovative efforts.

Clinical studies will continue, while activities for securing an international licensing partner to support FDA approval, distribution, and marketing will commence in the near future. The company anticipates submitting an FDA regulatory filing for approval of the tests during the third quarter of 2007.

About AspenBio Pharma, Inc.
AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture, and marketing of novel proprietary products, including those that enhance the reproductive efficiency of animals and that have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has become a leading supplier of human hormones to many of the nation’s largest medical diagnostic companies and research institutions. The company has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of several novel reproduction hormone analogs for wide-ranging therapeutic use initially in bovine and equine species. For more information, please visit: www.aspenbiopharma.com.

Forward Looking Statements
This news release includes “forward looking statements” of AspenBio Pharma, Inc. (“APNB”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including the ability to successfully complete the development of new products and produce them economically, secure intellectual property positions including valid and enforceable patent and trademark rights, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, obtain additional funding as and if needed, adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, and realization of intangible assets. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Chairman 303-722-4008

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
949-574-3860